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                                                                   [EXHIBIT 5.1]

                     Letterhead of Norr, Stiefenhofer & Lutz





                                                      July
                                                      29
                                                      1 9 9 6




Fresenius Medical Care AG
Borkenberg 14
61440 Oberusel
Germany


                  Re:      Registration Statement on Form F-4


Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form F-4 to be filed by Fresenius Medical Care AG (the "Company") with the Securities and Exchange Commission (the "Registration Statement") in connection with the offer, issuance and sale of up to 210,000,000 American Depositary Shares (the "ADSs"), each representing one-third of an Ordinary Share, nominal value DM 5 per share (the "Ordinary Shares"), of the Company. We are familiar with the proceedings taken and proposed to be taken by you in connection with the authorization and issuance and sale of the Ordinary Shares to be evidenced by the ADSs.

                  It is our opinion that, subject to said proceedings being duly taken and completed by you as now contemplated by us as your special German counsel prior to the issuance of the Ordinary Shares, upon issuance of the Ordinary Shares pursuant to the Reorganization (as defined in the Registration Statement), the Ordinary Shares will be validly issued, fully paid and nonassessable.

                  In connection with this opinion, we have assumed that evaluation reports to be prepared and based on the audited financial statements of Fresenius Medical Care Dialysetechnik GmbH ("D-GmbH") and Fresenius Italia S.p.A. ("Fresenius Italia"), the audited consolidated financial statements of Fresenius USA, Inc. and the audited special purpose financial statements of W.
R. Grace & Co. ("Grace") will confirm that the value of
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the shares of Grace to be contributed to the Company equals or exceeds DM
56,800,000.00, the value of the shares of Fresenius USA, Inc. ("Fresenius USA") held by shareholders other than Fresenius AG and Fresenius Securities Inc. ("FSI") to be contributed to the Company equals or exceeds DM 17,150,000.00, and the value of the shares in D-GmbH and Fresenius Italia, together with the shares in Fresenius USA held by Fresenius AG and FSI, all of which are to be contributed to the Company, equals or exceeds DM 176,050,000.00.

                  The law covered by this opinion is limited to the present law of the Federal Republic of Germany. We express no opinion as to the laws of any other jurisdiction. We also express no opinion with respect to the tax consequences of the Reorganization to the Company or any holder of shares of Fresenius USA or Grace.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement and in Proxy Statement-Prospectus which forms a part thereof.


                                        Very truly yours,



                                        Norr, Stiefenhofer & Lutz
                                        Dr. Dieter Schenk
                                        Rechtsanwalt und Steuerberater
                                        (Attorney and Tax Advisor)